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           Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life Insurance Company of New York:

We consent to the use of our report dated April 13, 2010 with respect to the Genworth Life Insurance Company of New York and subsidiaries' consolidated financial statements, and the use of our report dated April 8, 2010 with respect to the Genworth Life of New York VA Separate Account 1 included in the Statement of Additional Information and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report on the consolidated financial statements dated April 13, 2010 refers to a change in the method of accounting for other-than-temporary impairments in 2009.

/s/ KPMG

Richmond, Virginia
April 26, 2010